Exhibit 99.1



                     AMENDMENT No. 2 to CONSULTING AGREEMENT
                     ---------------------------------------

         THIS AMENDMENT NO. 2, effective as of the 15th day of November, 2001 is entered into between TTI HOLDINGS OF AMERICA CORP., a Delaware corporation with its principal address at 545 Madison Avenue - 6th floor, New York, New York 10022 (together with its subsidiaries and affiliates the "Company") and CROSSOVER ADVISORS, LLC, a New York limited liability company with its principal address at 545 Madison Avenue - 6th floor, New York, New York, 10022 (the "Consultant").

BACKGROUND

WHEREAS, the Company and the Consultant have entered into a Consulting Agreement dated as of August 23, 2001 (the "Initial Agreement") and as amended by Amendment No.1 to the Consulting Agreement dated as of September 6, 2001 ("Amendment No.1"; Amendment No.1 and the Initial Agreement collectively referred to as the "Original Agreement") with regard to the provision by the Consultant to the Company of certain financial, strategic and marketing services; and

WHEREAS, as the parties have gained operating experience by working with each other, the Company believes it is in its best interests, and the Consultant has agreed, that certain key functions and responsibilities currently provided by the Company's management should be supplanted by the Consultants personnel; and

WHEREAS, specifically the Company has requested, and the Consultant has agreed, that the Company's current Chief Executive Officer and President Andrew B. Mazzone resign such offices and be replaced on an interim basis by the Consultant's President and Manager James W. Zimbler.

NOW THEREFORE, the parties intend to amend the Original Agreement and agree to be legally bound as follows:

1.Paragraph 2.2 of the Agreement ("Staffing") is hereby amended in its entirety as follows:

                  "2.2 Staffing. The Consultant will maintain in its employ, or otherwise have available to it, personnel sufficient in number and adequate in ability to perform the Services in accordance with this Agreement. The Consultant will cause and make available its personnel to perform the Services and specifically to make available James W. Zimbler to have those responsibilities and perform those services of President of the Company and to serve as a member of the Company's Board of Directors for the term of this Agreement. The Consultant will have exclusive right to direct and control its personnel and/or third parties providing the Services, other than in respect of the Company's right, as the recipient of the Services, to supervise the performance of Consultant and its personnel under this Agreement. The Consultant will be responsible for determining the conditions of employment for all of its personnel and third parties providing the Services including working hours, employment and vacation policies. The Consultant will be solely responsible for compensation of such personnel and for all withholding taxes, unemployment insurance, and any other fringe benefits with respect to such personnel"

3. Paragraph 2.3 of the Original Agreement ("Non-Exclusivity") is to be renumbered paragraph 2.4 and paragraph 2.4 of the Original Agreement ("Place of Performance") is to be renumbered paragraph 2.5.

4. New paragraph 2.3 is to be added in its entirety and shall read as follows:

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                  "2.3.  Contracts.  Subject  to the  right  of the  Company  to supervise the Consultant, and limitations set forth in the last sentence herein, the Consultant will have the right and authority, to negotiate, enter into and amend contracts, or take any other action on behalf of the Company in the ordinary course of its business, acting solely as its agent. The Consultant, will be authorized to take all action including
                  the  execution   and  delivery  of   documents,   instruments,
                  agreements, consents or certificates as they deem necessary or advisable in carrying out the purpose and intent of this
                  Agreement as conclusively evidenced by the taking of such actions. Unless otherwise agreed, the following matters are
                  outside   of  the   Consultant's   authority,   and   are  the
                  responsibility of the Company's Board of Directors: (a) hiring, firing and compensating employees, consultants and third-parties of the Company; (b) negotiating, entering into or amending leases or long-term liabilities of the Company;
                  (c) issuing equity or debt in the Company; (d) preparing tax returns for the Company; (e) committing the company to capital expenditures not in the budget; (f) approving the budget; and
                  (g) entering into any agreement to sell any assets of the Company or acquire the stock or assets of a third-party."

5. Paragraph 4.1 (a) of the Original Agreement is hereby amended, and the amended paragraph shall be the controlling language, as follows:

                  4. Compensation

         4.1 Sign-On Fee. On the date above, as compensation for engaging the Consultant and as an inducement for the Consultant to commit its resources to the Company, the Company shall issue and deliver to the Consultant, or its authorized designee, on a non-refundable basis, a total of 950,000 shares of the Company's common stock $.0001 par value, of which:
                  a) 210,000 shares shall be free trading and unrestricted as of the effective date; and
                  b) 740,000 shares shall bear a restrictive legend and have immediate registration rights and shall be included on a registration statement (Form SB-2 or otherwise) filed by the Company with the SEC (the "Registration Statement") no later than thirty (30) days following the date above, the cost and expense of which will be borne entirely by the Company."

6. Paragraph 5 of the Original Agreement is hereby amended by deleting the last sentence thereof and substituting in its entirety as follows:

                  "The Company will pay the Consultant, or an affiliate, an investment banking fee (which shall include a cash and Warrant component) with respect to each and every transaction undertaken by the Company with each party during the time period, that will be mutually agreed to prior to such introduction and which will reflect a customary industry fee arrangement for investment banking services, but shall exclude any payment of a finders fee."

7. Except as expressly amended by this Amendment No. 2, the Original Agreement and each and every representation, warranty, covenant, term and condition is hereby specifically ratified and confirmed.


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8. This  Amendment No 2 may be executed in several  counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same document.


         IN WITNESS WHEREOF, the parties have duly executed this Amendment No.2 as of the date first above written.

                                        TTI HOLDINGS OF AMERICA CORP

                                        By: _____________________
                                        Name: Andrew B. Mazzone
                                        Title: Chairman, Chief Executive Officer
                                                      and President

                                        CROSSOVER ADVISORS, LLC

                                        By: _____________________
                                        Name: Arnold P. Kling
                                        Title: Manager/COO

                                        JAMES W. ZIMBLER

                                        --------------------
                                        James W. Zimbler
                                        (solely with respect to paragraph 2.2)